_____________, 2008

Greenstreet Acquisition Corp.
2601 South Bayshore Drive, Suite 800
Coconut Grove, Florida 33133

and

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Re: INITIAL PUBLIC OFFERING

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between Greenstreet Acquisition Corp., a Delaware corporation (the “Company”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) acting as underwriter (the “Underwriter”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit comprised of one share of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Founder Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) all shares of Common Stock that the undersigned has acquired in the IPO or in the open market in favor of such Business Combination and in favor of an amendment to the Amended and Restated Certificate of Incorporation of the Company to provide for the Company’s perpetual existence. The undersigned will not vote in favor of any amendment to Articles Fifth and Sixth of the Amended and Restated Certificate of Incorporation of the Company proposed to be filed with the Secretary of State of the State of Delaware on the Effective Date.

2. In the event that the Company fails to consummate a Business Combination within twenty four (24) months from the effective date (the “Effective Date”) of the Registration Statement, the undersigned will take all reasonable actions within the undersigned’s power to (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares in accordance with that Investment Management Trust Agreement to be entered into by and between the Company and American Stock Transfer & Trust Company, as Trustee (the “Trust Agreement”); and (ii) cause the Company to liquidate as soon as reasonably practicable. The undersigned agrees that in connection with any cessation of the corporate existence of the Company, it will take all reasonable steps to cause the Company to adopt a plan of distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto. The undersigned hereby waives any and all right, title, interest or claim of any kind (each a “Claim”) in or to (x) any distribution of the Trust Account with respect to the undersigned’s Founder Shares in connection with a liquidation and (y) any remaining net assets of the Company after such liquidation. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the funds held in or distributed from the Trust Account for any reason. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any warrants, all rights of which will terminate on the Company’s liquidation.

3. Except as disclosed in the Registration Statement, none of the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided, that the undersigned shall be entitled to reimbursement from the Company upon approval by the Company’s Audit Committee for the undersigned’s reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination; provided, further, that commencing upon the Effective Date, Greenstreet Partners, L.P. shall be allowed to charge the Company up to $10,000 per month, to compensate for the provision to the Company of office space, administrative services and secretarial support until the earlier of the Company’s consummation of a Business Combination or its liquidation.

4. None of the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept from the Company a finder’s fee, broker commission or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

5. The undersigned shall escrow the undersigned’s Founder Shares and Sponsor Warrants, in accordance with the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and American Stock Transfer & Trust Company, as escrow agent, in form and substance acceptable to the Company.

6. With respect to the undersigned, the information in the Registration Statement is true and accurate in all respects and does not omit any material information with respect to the undersigned. The undersigned agrees to be Chairman of the Board and Chief Executive Officer of the Company and currently intends to serve until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s Questionnaire for Directors and Officers furnished to the Company and attached hereto as Exhibit A and the undersigned’s biographical information in the Registration Statement is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned represents and warrants that:

6.1 the undersigned is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

6.2 the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud; (ii) relating to any financial transaction or handling of funds of another person; (iii) pertaining to any dealings in any securities; or (iv) moral turpitude, and the undersigned is not currently a defendant in any such criminal proceeding;

6.3 the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

6.4 a petition under any federal bankruptcy laws or any state insolvency law was not filed by or against, nor was a receiver fiscal agent or similar officer appointed by a court for the business or property of the undersigned, or for any partnership in which the undersigned was a general partner, in each case within the past ten years or for any corporation or business association of which the undersigned was an executive officer within the past ten years;

6.5 the undersigned has not been subject to any order prohibiting and is not subject to any legal proceeding seeking to prohibit the undersigned from engaging in any type of business practice;

6.6 the undersigned has not been found by a court of competent jurisdiction in a civil action by the Securities and Exchange Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state securities law;

6.7 the undersigned has not been found by a court of competent jurisdiction in a civil action by the Commodity Futures Trading Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state commodities law; and

6.8 the Company will not consummate any Business Combination that involves a target acquisition which is affiliated with any of the directors, officers or Affiliates of the Company or with which the undersigned has had any discussions, formal or otherwise, with respect to a Business Combination prior to the consummation of the IPO.

7. This letter agreement shall be binding on the Company and the undersigned and the undersigned’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the date upon which the Business Combination is consummated and (ii) the date upon which the liquidation and distribution of the Trust Account is completed, provided that the following Sections shall survive such termination: 3, 4, 5, 12, 13, 14, 15 and 16.

8. In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company against claims by any third party for services rendered or products sold to the Company or by any prospective target with which the Company has discussed entering into a transaction agreement, but only to the extent necessary to ensure that such claims do not reduce the amount of funds in the Trust Account and only if such third party or entity has not executed an agreement waiving claims against the Trust Account; provided, that such indemnification obligation shall not apply to any claims by the underwriters in connection with the IPO. The undersigned will have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if within fifteen (15) days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that the undersigned will undertake such defense.

9. The undersigned agrees that, in order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, from the consummation of the IPO until the earliest of the consummation of a Business Combination, liquidation of the Company and such time as the undersigned ceases to be a director or officer of the Company, (i) the undersigned shall present to the Company for its consideration prior to presentation to any other entity, any business opportunity that has an aggregate fair market value of $500 million or more, subject to the undersigned’s pre-existing fiduciary or contractual obligations and (ii) the undersigned shall not assist or participate with any other person or entity in the pursuit of or negotiation with respect to a business opportunity described in clause (i) unless and until it receives prior written notice from the Company that the Company has determined not to pursue such business opportunity; provided that the foregoing shall not apply to any real estate opportunities, any opportunities in the locomotive or railcar leasing industries and any opportunities in the dry bulk ocean transportation, inland marine transportation and bulk-storage and transfer terminal industries; provided, further, that the undersigned shall have no obligation to present any real estate opportunities, any opportunities in the locomotive or railcar leasing industries or any opportunities in the dry bulk ocean transportation, inland marine transportation and bulk-storage and transfer terminal industries to the Company.

10. The undersigned authorized any employer, financial institution or consumer credit reporting agency to release to the Company, Credit Suisse and their respective legal representatives or agents (including any investigative search firm retained by any of the foregoing), any information he or it may have about the undersigned’s background and finances for the purposes of such party’s participation in the IPO.

11. The undersigned agrees not to participate in the formation of, or become an officer or director of, any other blank check company until the earliest of (i) the liquidation of the Company, (ii) the execution of a letter intent, agreement in principle or definitive agreement regarding a Business Combination, and (iii) such time as the undersigned ceases to be an officer or director of the Company.

12. Reference is made to the lock-up agreement letter to be entered into by and among the undersigned and the Underwriter, and the undersigned covenants and undertakes to the Company to comply with the terms thereof as if the Company were a party thereto.

13. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against him or it arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

14. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this letter agreement.

15. As used herein:

15.1 “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

15.2. “Business Combination” shall have the meaning set forth in the Registration Statement.

15.3 “Founder Shares” shall mean all of the shares of Common Stock of the Company issued prior to the IPO.

15.4 “IPO Shares” shall mean the shares of Common Stock comprising the Units issued in the Company’s IPO.

15.5 “Registration Statement” shall mean the registration statement to be filed by the Company on Form S-1 with the Securities and Exchange Commission, and any amendment or supplement thereto, in connection with the IPO.

15.6 “Sponsor Warrants” shall mean the warrants to be purchased by the undersigned immediately prior to and subject to the consummation of the Company’s IPO, as set forth in that certain Sponsor Warrant Subscription Agreement, dated as of January 14, 2008, by and between the Company and Greenstreet Acquisition, LLC.

15.7 “Trust Account” shall mean the trust account established pursuant to the Trust Agreement, the amounts therein to be released only in the event of the consummation of a Business Combination, a liquidation of the Company or as otherwise permitted by the Trust Agreement.

16. No term or provision of this letter agreement may be amended, changed, waived altered or modified except by written instrument executed and delivered by the undersigned, the Company and Credit Suisse.

Sincerely,

                                                                        ______________________________
Steven J. Green

Accepted and agreed:

GREENSTREET ACQUISITION CORP.

By: _________________________________
Name:
Title:

[Insider Letter]